MASTER SERVICES CONTRACT

SCHEDULE J

TRANSACTION BASED STORAGE SERVICE AGREEMENT

THIS TRANSACTION BASED STORAGE SERVICE AGREEMENT ("Agreement") is entered into as of the 1 day of November, 2001 , by and between Southern California Gas Company ("Utility") and San Diego Gas & Electric Company ("Service User") and sets forth the terms and conditions under which Utility will provide storage services to Service User. This Agreement shall be attached to and incorporated as Schedule J to the Master Services Contract ("MSC") entered into by the parties.

SECTION 1 - STORAGE SERVICES

(a) For the Time Period for Service indicated below (the "Service Period"), Utility shall provide Service User with the storage services set forth below. This Agreement and the rights established herein shall be subject to the terms and conditions of Utility's Tariff Rate Schedule G-TBS and other applicable Tariff Rules hereto from time to time (including, without limitation, the definitions in Utility's Tariff Rule No. 1).
Storage Services	Maximum Quantity		Firm or As-Available	Time Period for Service ("Service Period")
Inventory	4,500,000	(Dth)	Firm	April 1, 2002 - March 31, 2003
Injection	28,037	(Dth/day)	Firm	April 1, 2002 - October 31, 2002
Withdrawal	225,000	(Dth/day)	Firm	November 1, 2002 - March 31, 2003

(b) All gas to be stored under this Agreement must be delivered by Service User to Utility system at the California border during the period from April 1, 2002 to March 31, 2003, subject, however, to Utility system constraints. Withdrawals must be completed by March 31, 2003.

(c) If storage injection and withdrawal services are offered hereunder on an "as-available" basis, such services may be temporarily restricted in accordance with Utility Tariff Rule 23.C.1.(4), Utility Tariff Rule 30.F.2 and G, and G-IMB Special Conditions 3.

(d) Upon Service User's request for withdrawal, Utility will re-deliver all gas stored by Service User under this Agreement at the California border or other mutually agreed upon locations.

(e) Other: Service User has multiple cycling rights. Service User has the option to purchase up to 1,500,000 Dth of inventory capacity provided by the Aliso Canyon and La Goleta project ("A-G Project"), which is described in Utility's application A.01-04-007, pursuant to the California Public Utilities Commission authorizing timely sale of the cushion gas. Only capacity from the A-G Project released to the Unbundled Storage Program for use during the term of April 1, 2002 through March 31, 2003 is available for this option. When the capacity becomes available for sale, Utility will inform Service User within 7 days through written notice of its availability. Service User must exercise the option within 14 days from the notice date or the option expires. If less capacity is available than the outstanding options, then each option holder will receive a proportionate share of the available capacity based on its option quantity. Any subsequent releases of A-G Project capacity will be made available to the remaining option holders until the options are exhausted. Service User accepts the risk that no A-G Project capacity may be released to the Unbundled Storage Program.

SECTION 2 - RESERVATION AND STORAGE CHARGES

Service User agrees to pay to Utility the following charges:
					Variable Storage Charges
Storage Services	Quantity (Dth)		Unit Reservation Charges		In-Kind Fuel	O&M Injection or Withdrawal
Inventory	4,500,000	(Dth)	0.65514	$/(Dth)
Injection	28,037	(Dth/day)	0.09425	$/(Dth)	2.44%	0.0127	$/(Dth)
Withdrawal	225,000	(Dth/day)	11.58400	$/(Dth/day)		0.0177	$/(Dth)

Other charges: The per-unit reservation charges stated above result in an annual reservation charge of six-million, one-hundred-and-twenty thousand dollars ($6,120,000). If Service User exercises its option to purchase A-G Project inventory capacity, Service User will pay an additional annual reservation charge equal to the inventory capacity times the unit rate of $0.70 per dth. Variable charges are subject to change and are those specified in the G-TBS tariff.

SECTION 3 - TRANSMISSION CHARGES

Service User agrees to pay Utility all applicable transportation charges incurred to move gas to Utility system, including the Wheeler Ridge access fee, if applicable.

Other transportation charges and conditions: Transmission charges are subject to change and are those specified in the G-TBS tariff.

SECTION 4 - BILLING AND PAYMENT

(a) All reservation charges shall be billed by Utility and paid by Service User in equal monthly installments over the Service Period of this Agreement. Provided, however, that if Service User is not an end-use customer of Utility, 25% of the reservation charges shall be paid to Utility prior to the commencement of the Service Period and the balance shall be billed and paid in equal monthly installments over the Service Period. All other charges shall be billed and paid as the applicable services are provided.

(b) All bills shall be timely paid. In addition to any remedies provided under Utility's Tariff Rate Schedules and Tariff Rules, in the event that Service User fails to timely pay any amounts due hereunder and such amounts are not paid in full within seven (7) days following notice by Utility that such payment is in arrears, Utility may, without any additional notice, immediately suspend service hereunder until Service User pays all amounts due.

(c) In the event of a billing dispute, the bill must be paid in full by Service User pending resolution of the dispute. Such payment shall not be deemed a waiver of Service User's right to a refund. All bills shall be sent to Service User as specified below in Section 5 (a).

SECTION 5 - MISCELLANEOUS

(a) Notices - All notices and requests under this Agreement shall be deemed to have been duly given if sent by facsimile (fax) properly addressed, and with confirming original copy thereof being sent by postage prepaid, certified mail properly addressed, as follows:
	SERVICE USER		UTILITY
Operating Matters
Contact Name:	Lonni Mansi	Contact Name:	Gas Transactions Hotline
Contact Title:	Gas Scheduling	Contact Title:	Gas Transactions & Operations
Telephone:	(619) 650-6169	Telephone:	(213) 244-3900
Fax No.:	(619) 650-6192	Fax No.:	(213) 244-8281
Billing Matters
Contact Name:	Mike Strong	Contact Name:	Susana Santa Maria
Contact Title:	Manager, Energy Restructuring & Energy Accounting	Contact Title:	Billing Analyst
Telephone:	(619) 650-6154	Telephone:	(213) 244-4337
Fax No.:	(619) 650-6192	Fax No.:	(213) 244-8449
Contract Matters
Contact Name:	Carl Funke	Contact Name:	Gwoon Tom
Contact Title:	Senior Energy Administrator	Contact Title:	Storage Products Manager
Telephone:	(858) 650-6170	Telephone:	(213) 244-3692
Fax No.:	(858) 650-6192	Fax No.:	(213) 244-8645

Either party may change its designation set forth above by giving the other party at least seven (7) days prior written notice.

(b) Governing Law - This Agreement shall be construed in accordance with the laws of the State of California and the orders, rules and regulations of the Public Utilities Commission of the State of California in effect from time to time.

(c) Credit Worthiness - From time to time, as is deemed necessary, Utility may request that Service User furnish Utility with all relevant information or data to establish Service User's credit worthiness, including, without limitation, financial statements of Service User which are audited or otherwise attested to Utility's satisfaction. Following review of such information, Utility may require that Service User supply additional assurance as may be necessary to establish Service User's ongoing financial ability to perform under this Agreement during the Term, including, without limitation, contractual guarantees or financial instruments such as letters of credit.

(d) Limited Storage Liability - Utility shall not be responsible for any loss of gas in storage, including, without limitation, losses due to the inherent qualities of gas (including leakage and migration) or due to physical or legal inability to withdraw gas from storage, unless such loss is caused by failure of Utility to exercise the ordinary care and diligence required by law. In the event of any such loss, the portion of such loss which is attributable to Service User shall be determined based on Service User's pro rata share of the total recoverable working gas inventory in Utility's storage facilities at the time of the loss.

(e) Incorporated Provisions - The provisions of Section 6 of the MSC are incorporated by reference herein as if set forth in full herein, except to the extent such Section 6 is superseded by Utility's Tariff Rule 4.

IN WITNESS WHEREOF, the authorized representatives of the parties have executed two (2) duplicate original copies of this Agreement as of the date first written above.

SAN DIEGO GAS & ELECTRIC COMPANY	SOUTHERN CALIFORNIA GAS COMPANY

By____________________________________	By______________________________________

Title:__________________________________	Title:____________________________________